UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2005

SKY PETROLEUM, INC

(Exact name of registrant as specified in charter)

NEVADA	333-99455	32-0027992
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

108 Wild Basin Road
Austin, Texas	78746
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (780) 443-3014

SEASIDE EXPLORATION, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On April 6, 2005, the Registrant received executed subscription agreements from four accredited offshore investors for the purchase of 5,000,000 shares of common stock for a total purchase price of $2,500,000. Funds are anticipated to be received by the Registrant within the near future. The Registrant believes the offer and receipt of subscription agreements to be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2), and/or Regulation S. The offer to purchase shares was made directly by the Registrant and did not involve a public offering or general solicitation. The subscribers for the shares were afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make their investment decision, including the Registrant's financial statements and 34 Act reports. The Registrant reasonably believed that the subscribers, immediately prior to offering the shares, had such knowledge and experience in the Registrant's financial and business matters that they were capable of evaluating the merits and risks of their investment. The subscribers had the opportunity to speak with the Registrant's management on several occasions prior to their investment decision.

Section 8 - Other Events

OTC:BB Symbol Change

On April 6, 2005, in conjunction with the name change to Sky Petroleum, Inc., previously reported on Form 8-K filed on April 4, 2005, the Registrant's OTC:BB trading symbol changed to "SKPI".

Press Release

On April 6, 2005, the Registrant issued a press release announcing the receipt of subscription agreements for a private placement as discussed in Item 3.02 above. A copy of the press release is attached hereto as Exhibit 99.

Section 9 - Financial Statements and Exhibits

EXHIBITS

Ex-99    Press Release dated April 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.

By: /s/ Daniel Meyer

Daniel Meyer, President

Date: April 7, 2005